UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The annual meeting of the shareholders of Sandy Spring Bancorp, Inc. (the “Company”) was held on May 1, 2013.

(b) The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1. The shareholders elected the following individuals as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld
Robert E. Henel, Jr.	18,059,376	132,896
Gary G. Nakamoto	18,045,690	146,582
Dennis A. Starliper	18,058,322	133,950
Mei Xu	17,945,019	247,253

The shareholders elected the following individual as director, for a two-year term, by the following vote:

Name	Shares Voted For	Votes Withheld
Ralph F. Boyd, Jr.	18,039,648	152,624

There were 3,155,007 broker non-votes in the election of directors.

2. The shareholders voted in favor of the non-binding resolution to approve the compensation of the named executive officers by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
16,516,091	1,482,625	193,553

There were 3,155,010 broker non-votes on the proposal.

3. The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
21,298,604	42,727	5,948

There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: May 2, 2013	By:	/s/ R. E. Kuykendall
Ronald E. Kuykendall General Counsel and Secretary